Exhibit 4.1

BROOKFIELD INFRASTRUCTURE FINANCE ULC, as the Issuer

AND

BROOKFIELD INFRASTRUCTURE PARTNERS L.P., as the Partnership

AND

THE GUARANTORS FROM TIME TO TIME PARTY HERETO

AND

COMPUTERSHARE TRUST COMPANY, N.A., as U.S. Trustee

AND

COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian Trustee

INDENTURE

Dated as of [●]

Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of [●]

Trust Indenture Act Section	Indenture Section
§310(a)	7.12
(b)	7.11
§311	7.16
§312	8.1
§313	8.2
§314(a)	8.3; 11.6
(c)(1) and (2)	1.2
(e)	1.2
§315(a)	7.5
(b)	7.4
(c) and (d)	7.5
(e)	6.14
§316(a)(last sentence)	1.1 (Definition of “Outstanding”
(a)(1)(A)	6.12
(a)(1)(B)	6.13
(b)	6.8
(c)	1.4
§317(a)	6.4
(b)	11.3
§318	1.7

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

INDENTURE

Dated as of [●],

BETWEEN

BROOKFIELD INFRASTRUCTURE FINANCE ULC, an unlimited liability corporation organized under the laws of Alberta, Canada,

(herein called the “Issuer”)

and

BROOKFIELD INFRASTRUCTURE PARTNERS L.P., an exempted limited partnership organized under the laws of the Islands of Bermuda,

(herein called the “Partnership”)

and

BROOKFIELD INFRASTRUCTURE L.P., an exempted limited partnership organized under the laws of the Islands of Bermuda,

(herein called “BILP”)

and

BIP BERMUDA HOLDINGS I LIMITED, a Bermuda exempted company,

(herein called “Bermuda Holdco”)

and

BROOKFIELD INFRASTRUCTURE HOLDINGS (CANADA) INC., a corporation organized under the laws of Ontario,

(herein called “Can Holdco”)

and

BROOKFIELD INFRASTRUCTURE US HOLDINGS I CORPORATION, a corporation organized under the laws of Delaware,

(herein called “US Holdco”)

and

BIPC HOLDINGS INC., a corporation organized under the laws of Ontario, Canada,

(herein called “BIPC Holdings”)

and

the other Guarantors from time to time party hereto,

and

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company organized under the laws of Canada, not in its individual capacity but solely in its capacity as trustee, (herein called the “Canadian Trustee”)

and

COMPUTERSHARE TRUST COMPANY, N.A., a national banking association company existing under the laws of the United States, not in its individual capacity but solely in its capacity as trustee,

(herein called the “U.S. Trustee”, and together with the Canadian Trustee, the “Trustee”).

RECITALS OF THE ISSUER AND THE PARTNERSHIP

The Issuer, the Partnership and the other Guarantors that are parties hereto on the date hereof have duly authorized the execution and delivery of this Indenture to provide for the issuance by the Issuer from time to time of unsecured debentures, notes or other evidences of indebtedness in one or more series (herein called the “Securities”), each of which is guaranteed by the Guarantors as provided herein and may be guaranteed from time to time by additional Guarantors in respect of one or more series of Securities.

All things necessary to make this Indenture a valid agreement of the Issuer and the Guarantors that are party hereto, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.1	Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)	the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)	all other terms used herein which are defined in the Trust Indenture Laws, either directly or by reference therein, have the meanings assigned to them therein;

(c)

all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board, and, except as otherwise herein expressly provided, the terms “generally accepted accounting principles” with respect to any determination required or permitted hereunder shall mean such accounting principles as are in accordance with IFRS at the date of such determination;

(d)	unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture;

(e)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(f)	any reference to any Person shall include such Person’s successors and assigns.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.4.

“Additional Amounts” if applicable in respect of the Securities of any series, will have the meaning attributed to such term in the supplemental indenture pursuant to which such series of Securities were created.

“Additional Securities” has the meaning specified in Section 3.3.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any of the Authenticating Agent, Paying Agent, transfer agent and/or Security Registrar, as applicable.

“Agent for Service” means Brookfield Infrastructure US Holdings I Corporation, in its capacity as the authorized agent for the Issuer, the Partnership and the Guarantors.

“Authenticating Agent” means any Person authorized by the U.S. Trustee pursuant to Section 7.17 to act on behalf of the Trustees to authenticate Securities of one or more series, or the Trustee acting in such capacity.

“Board of Directors” means the board of directors (or equivalent) of the Issuer or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution that is certified by any director or officer (or equivalent) of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustees.

“Business Day”, when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment of the Trustees are authorized or obligated by law or executive order to close.

“Canadian Trustee” means the Person named as the “Canadian Trustee” in the first paragraph of this instrument until a successor Canadian Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Canadian Trustee” shall mean or include each Person who is then a Canadian Trustee hereunder, and if at any time there is more than one such Person, “Canadian Trustee” as used with respect to the Securities of any series shall mean the Canadian Trustee with respect to Securities of that series.

“Capital Stock” of any Person means any and all shares, units, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Co-Obligor” has the meaning specified in Section 10.1(c).

“Corporate Trust Office” means, in the case of the Canadian Trustee, the principal office of the Canadian Trustee in Toronto, Ontario at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 100 University Avenue, 11th Floor, Toronto, Ontario, Canada M5J 2Y1, and in the case of the U.S. Trustee, the principal office of the U.S. Trustee in the United States at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 6200 South Quebec Street, Greenwood Village, Colorado 80111, Attention: Corporate Trust.

“corporation” means a corporation, association, company, joint-stock company or business trust.

“Covenant Defeasance” has the meaning specified in Section 14.3.

“Defaulted Interest” has the meaning specified in Section 3.7.

“Defeasance” has the meaning specified in Section 14.2.

“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency that is designated to act as Depositary for such Securities as contemplated by Section 3.1.

“Dollars” and “$” means lawful money of the United States.

“Event of Default” has the meaning specified in Section 6.1.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“FATCA” means (i) Sections 1471 through 1474 of the U.S. Internal Revenue Code, as of the date of this Indenture (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), (ii) any agreements entered into pursuant to Section 1471(b)(1) of the U.S. Internal Revenue Code, and (iii) any current or future legislation, regulations or guidance promulgated by any jurisdiction giving effect to any item described in clause (i) or (ii).

“Foreign Currency” means a currency issued by the government of a country other than the United States.

“Global Security” means a Security that evidences all or part of the Securities of any series, registered in the name of the Depositary (or nominee thereof) designated for such Global Security.

“Government Obligation” has the meaning specified in Section 14.4.

“Guarantor” means (i) the Partnership, (ii) BILP, (iii) Bermuda Holdco, (iv) Can Holdco, (v) US Holdco, (vi) BIPC Holdings, and (vii) any other Person that provides a guarantee under Article 5 of this Indenture in respect of one or more series of Securities, as evidenced by one or more indentures supplemental hereto.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Laws that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 3.1.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an instalment of interest on such Security.

“Investment Company Act” means the U.S. Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Issuer” means the Person named as the “Issuer” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by any director or officer (or equivalent) of the Issuer and delivered to the Trustees.

“Market Exchange Rate” has the meaning specified in Section 1.20.

“Maturity”, when used with respect to any Security, means the date on which the principal balance of such Security is due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Notice of Default” means a written notice of the kind specified in Section 6.1(c).

“Obligations” means, with respect to the Securities of any series, the principal of, premium and Additional Amounts, if any, and interest on all Securities of such series when and as the same shall become due and payable, whether at Maturity, upon redemption, acceleration or otherwise, and all other obligations and liabilities, including without limitation, all indemnities, owing by the Issuer and any Co-Obligor to the Trustees under this Indenture in respect of such series, whether present or future, absolute or contingent, liquidated or unliquidated, as principal or as surety, alone or with others, of whatsoever nature or kind, in any currency, under or in respect of this Indenture.

“Officer’s Certificate” means a certificate signed by any director or officer (or equivalent) of the Issuer and delivered to the Trustees. The person signing an Officer’s Certificate given pursuant to Section 11.4 shall be the principal executive, financial or accounting officer of the Issuer (or person(s) performing equivalent functions).

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Issuer and/or one or more of the Guarantors, and who shall be acceptable to the Trustees, and which opinion may be subject to customary assumptions and qualifications.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.2.

“Original Securities” has the meaning specified in Section 3.3.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a)	Securities theretofore cancelled by the Trustees or delivered to the Trustees for cancellation;

(b)

Securities or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustees or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustees has been made;

(c)	Securities as to which Defeasance has been effected pursuant to Section 14.2; and

(d)

Securities which have been cancelled pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustees proof satisfactory to them that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 6.2, (B) if, as of such date, the principal amount payable at the Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.1, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the Dollar equivalent, determined as of such date in the manner provided as contemplated by Section 1.17 or 3.1, of the principal amount of such Security (or, in the case of a Security described in clause (A) or (B) above, of the amount determined as provided in such clause), and (D) Securities owned by the Issuer, any Guarantor or any other obligor upon the Securities or any Affiliate of the Issuer, any Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustees shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which the Trustees know to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustees the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer, a Guarantor or any other obligor upon the Securities or an Affiliate of the Issuer, any Guarantor or of such other obligor.

“Partnership” means the Person named as the “Partnership” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Partnership” shall mean such successor Person.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of or any premium, interest or Additional Amounts on any Securities on behalf of the Issuer in accordance with Section 11.3.

“Person” means any individual, corporation, partnership, joint venture, association, company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of and any premium, interest and any Additional Amounts on the Securities of that series are payable as specified as contemplated by Section 3.1.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Proceeding” means any receivership, insolvency, proposal, bankruptcy, compromise, arrangement, winding-up, dissolution or other similar judicial proceeding.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.1.

“Responsible Officer” means, with respect to any Trustee, any officer assigned to the corporate trust office of such Trustee customarily performing functions similar to those performed by such officer and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the U.S. Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.5.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustees pursuant to Section 3.7.

“Stated Maturity”, when used with respect to any Security or any instalment of principal thereof or interest thereon, means the date (if any) specified in such Security as the fixed date on which the principal of such Security or such instalment of principal or interest is due and payable.

“Subsidiary” of any Person means a corporation, partnership, limited partnership, trust or other entity 50% or more of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof.

“Trust Indenture Act” or “TIA” means the U.S. Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the U.S. Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” or “TIA” means, to the extent required by any such amendment, the U.S. Trust Indenture Act of 1939 as so amended.

“Trust Indenture Laws” means, as to the Canadian Trustee, the Trust Indenture Legislation, and as to the U.S. Trustee, the Trust Indenture Act and regulations thereunder, together with any other applicable trust indenture laws, rules or regulations relating to trust indentures and to the rights, duties, and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture.

“Trust Indenture Legislation” means, at any time, (i) the provisions of the Business Corporations Act (Alberta) and regulations thereunder as amended or re-enacted from time to time, (ii) the provisions of any other statute of Canada or any province thereof and any regulations thereunder, and (iii) the Trust Indenture Act and regulations thereunder, but only to the extent applicable to this Indenture, together with any other applicable trust indenture laws, rules or regulations relating to trust indentures and to the rights, duties, and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture.

“Trustee” and “Trustees” means, as the context requires, either or both of the Canadian Trustee and the U.S. Trustee, and if at any time it is not necessary to have both a Canadian Trustee and a U.S. Trustee, and either such Trustee is removed pursuant to Section 7.12.1, references to the “Trustee” shall mean only the remaining Trustee after such removal. For greater certainty, “Trustee” shall mean or include each Person who is then the Trustee hereunder, including any successor Trustee, and if at any time there is more than one Person acting as trustee or co-trustee with respect to one or more series of Securities in accordance with the terms of this Indenture, “Trustee” as used with respect to the Securities of any such series shall mean the Trustee(s) with respect to the Securities of such series.

“U.S. Trustee” means the Person named as the “U.S. Trustee” in the first paragraph of this instrument until a successor U.S. Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “U.S. Trustee” shall mean or include each Person who is then a U.S. Trustee hereunder, and if at any time there is more than one such Person, “U.S. Trustee” as used with respect to the Securities of any series shall mean the U.S. Trustee with respect to Securities of that series.

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

1.2	Compliance Certificates and Opinions.

Upon any application or request by the Issuer to the Trustees to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustees such certificates and opinions as may be required under the Trust Indenture Laws, including, without limitation, whether all conditions precedent to such action have been satisfied and any other statement as required pursuant to the terms of this Indenture. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Issuer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Laws and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)	a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)

a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)	a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

1.3	Form of Documents Delivered to Trustees.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or any such Guarantor (as applicable) stating that the information with respect to such factual matters is in its possession, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

1.4	Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of any series of Securities may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article 15, or a combination of such instruments and such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument is or instruments or record or both are delivered to the Trustees and, where it is hereby expressly required, to the Issuer and the Guarantors. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustees, the Issuer and the Guarantors, if made in the manner provided in this Section. The record of any meeting of Holders shall be proved in the manner provided in Section 15.5.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustees deem sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

The Issuer may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, which may be not less than five nor more than 60 days prior to the first solicitation of any such request, demand, authorization, direction, notice, consent, waiver or other action; provided that the Issuer may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date. Nothing in this paragraph shall be construed to prevent the Issuer from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph, provided that it is not less than five nor more than 60 days prior to such reset (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Issuer, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable expiration date to be given to the Trustees in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6.

The Trustees may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 6.2, or (iii) any request to institute proceedings referred to in Section 6.7(b), in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date. Nothing in this paragraph shall be construed to prevent the Trustees from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustees, at the Issuer’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable expiration date to be given to the Issuer in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

1.5	Notices, Etc., to Trustees, Issuer and the Guarantors.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents, or any payment or deposit of monies or Securities, in each case as provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a)

the Trustee(s) by any Holder or by the Issuer or any Guarantor shall be sufficient for every purpose hereunder if delivered (i) in the case of the Canadian Trustee, an officer of the Canadian Trustee at 100 University Avenue, 11th Floor, Toronto, Ontario, Canada M5J 2Y1, Attention: Manager, Corporate Trust Services, or if sent by facsimile transmission, e-mail or other electronic communication to (416) 981-9777 or corporatetrust.toronto@computershare.com, Attention: Manager, Corporate Trust Services, or (ii) in the case of the U.S. Trustee an officer of the U.S. Trustee at 6200 South Quebec Street, Greenwood Village, Colorado 80111, Attention: Corporate Trust, or if sent by facsimile transmission, e-mail or other electronic communication to (303) 262-0608 or corporate.trust@computershare.com, Attention: Corporate Trust, with a copy to Computershare, 480 Washington Boulevard, Jersey City, New Jersey 07310, Attention: General Counsel, and in either case shall be deemed to be validly given at the time of delivery or transmission if it is received prior to 4:00 p.m. (New York time) on a Business Day, failing which it shall be deemed to have been given on the next Business Day. Each Trustee may from time to time notify the Issuer and the Guarantors of a change in address, facsimile number or email address which thereafter, until changed by like notice, shall be the address, facsimile number or e-mail address of the relevant Trustee for the purposes of this Indenture; or

(b)

the Issuer, the Partnership or any Guarantor by the Trustees or by any Holder shall be sufficient for every purpose hereunder if delivered to the Issuer at Brookfield Place, Suite 300, 181 Bay Street, Toronto ON, M5J 2T3, Attention: General Counsel, or, if sent by email, at michael.ryan@brookfield.com, or to the Partnership or any Guarantor at 73 Front Street, 5th Floor, Hamilton HM12 Bermuda, Attention: General Counsel, or, if sent by e-mail, at michael.ryan@brookfield.com (or pursuant to such other delivery instructions as may be provided to the Trustees in writing hereinafter) shall be deemed to be validly given at the time of delivery or transmission if it is received prior to 4:00 p.m. (Toronto time) on a Business Day, failing which it shall be deemed to have been given on the next Business Day. The Issuer, the Partnership or any such Guarantor may from time to time notify the Trustees of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of the Issuer, the Partnership or such Guarantor (as applicable) for the purposes of this Indenture. Copies of any notices that are sent to the Issuer, the Partnership or any Guarantor by any Holder will be sent by such Holder to the Trustees.

1.6	Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his, her or its address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustees, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustees shall constitute a sufficient notification for every purpose hereunder.

1.7	Trust Indenture Laws Control.

Each of the Issuer and the Trustees agrees to comply with all provisions of the Trust Indenture Laws applicable to or binding upon it in connection with this Indenture and any action to be taken hereunder. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with any mandatory requirement of Trust Indenture Laws, such mandatory requirements shall prevail.

1.8	Access to the Securityholder Lists.

(a)

A Holder may, upon payment to the Trustees of a reasonable fee, require the Trustees to furnish within 10 days after receiving the affidavit or statutory declaration referred to below, a list setting out (i) the name and address of every holder of Securities, (ii) the aggregate principal amount of Securities owned by each such Holder, and (iii) the aggregate principal amount of the Securities then outstanding, each as shown on the records of the Trustees on the day that the affidavit or statutory declaration is delivered to the Trustees. The affidavit or statutory declaration, as the case may be, shall contain (i) the name and address of the Holder, (ii) where the applicant is a corporation, its name and address for service, and (iii) a statement that the list will not be used except in connection with an effort to influence the voting of the Holders of Securities, an offer to acquire Securities, or any other matter relating to the Securities or the affairs of the Issuer. Where the Holder is a corporation, the affidavit or statutory declaration shall be made by a director or officer of the corporation. Notwithstanding anything in this subsection to the contrary, Holders shall have the right to communicate with other Holders as described in Section 8.1 hereof.

(b)

Every Holder of Securities, by receiving and holding the same, agrees with the Issuer, the Guarantors and the Trustees that none of the Issuer, any Guarantor nor the Trustees nor any agent of any of them shall be held accountable by reason of the disclosure of any such list of the names and addresses of Holders of Securities, regardless of the source from which such information was derived, and that the Trustees shall not be held accountable by reason of mailing any material to any Person pursuant to any request made under Trust Indenture Laws.

1.9	Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

1.10	Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

1.11	Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.12	Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.13	Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York. Notwithstanding the preceding sentence of this Section, the exercise, performance or discharge by the Canadian Trustee of any of its rights, powers, duties or responsibilities hereunder shall be construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable thereto.

1.14	Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, purchase date or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium and Additional Amounts, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, or purchase date, or Maturity, as the case may be; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, purchase date or Maturity to the date of that payment on the next succeeding Business Day, as the case may be, on the account of such delay.

1.15	Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This instrument may be executed and delivered by facsimile or electronic transmission (in .pdf or another acceptable format) of a counterpart hereof bearing a manual, facsimile or other electronic signature. Signatures of the parties hereto transmitted by facsimile or such electronic format shall be deemed to be their original signatures for all purposes.

All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communications sent to the Trustees hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustees by the authorized representative), in English. The Issuer, the Partnership and any Guarantor agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustees acting on unauthorized instructions, and the risk of interception and misuse by third parties.

1.16	Agent for Service; Submission to Jurisdiction; Waiver of Immunities; Waiver of Jury Trial.

By the execution and delivery of this Indenture, each of the Issuer, the Partnership and each Guarantor formed under the laws of a jurisdiction outside of the United States (i) acknowledges that each of the Issuer, the Partnership and such Guarantor has, and any additional such Guarantors will have, by separate written instrument, irrevocably designated and appointed Brookfield Infrastructure US Holdings I Corporation, 250 Vesey Street, 15th Floor, New York, New York 10281-1023 as its Agent for Service upon which process may be served in any suit or proceeding against any of them arising out of or relating to the Securities or this Indenture that may be instituted in any U.S. Federal or State court in the Borough of Manhattan, The City of New York or brought under U.S. Federal or State securities laws or brought by either Trustee (whether in its individual capacity or in its capacity as a trustee hereunder), and acknowledges that the Agent for Service has accepted, irrevocably and unconditionally, such designation, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon the Agent for Service and written notice of said service to the relevant party or parties (mailed or delivered to its Secretary at its principal office at the address specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustees) shall be deemed in every respect effective service of process upon the Issuer, the Partnership and/or the applicable Guarantor in any such suit or proceeding. Each of the Issuer, the Partnership and each Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as this Indenture shall be in full force and effect and so long as any of the Securities shall be outstanding.

To the extent that the Issuer or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its respective obligations under this Indenture and the Securities to the extent permitted by law.

EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

1.17	Currency Equivalent.

For purposes of the construction of the terms of this Indenture or of the Securities, in the event that any amount is stated herein in the currency of one nation (the “First Currency”), as of any date such amount shall also be deemed to represent the amount in the currency of any other relevant nation (the “Other Currency”) which is required to purchase such amount in the First Currency at the average daily rate of exchange for Canadian interbank transactions applied in converting the Other Currency into the First Currency published by the Bank of Canada for the date of determination. If such exchange rate shall not be available for any reason with respect to such First Currency or Other Currency, the Trustees shall use, at the direction of the Issuer and without liability on the part of the Trustees, such quotation by a comparable financial publication in general circulation as of the most recent available date, or quotations or rates of exchange from one or more major banks in Toronto, Canada or in the country of issue of the First Currency or Other Currency in question, or such other quotations or rates of exchange as the Issuer shall direct.

1.18	Language Clause.

Les parties aux présentes ont exigé que la présente convention ainsi que tous les documents et avis qui s’y rattachent et/ou qui en découleront soient rédigés en langue anglaise. The parties hereto have required that this Indenture and all documents and notices related thereto be drawn up in English.

1.19	Unitholders, Shareholders, Officers, Trustees and Others Exempt from Individual Liability.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any past, present or future shareholder, unitholder, stakeholder, partner, officer, director or trustee (or equivalent), as such, of the Issuer, any Guarantor or any of their successors, either directly or through the Issuer, any such Guarantor or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

1.20	Securities in a Foreign Country.

Unless otherwise specified in or pursuant to a Board Resolution, a supplemental indenture or an Officer’s Certificate delivered pursuant to Section 3.1 with respect to a particular series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of the Securities of one or more series at the time Outstanding and, at such time, there are Outstanding Securities of any such affected series which are denominated in a Foreign Currency, then the principal amount of the Securities of such series which shall be deemed to be Outstanding for the purpose of taking such action shall be the amount of Dollars which could be obtained for such principal amount at the Market Exchange Rate on the applicable record date established pursuant to Section 1.4 or, if no such record date shall have been established, on the date that the taking of such action shall be authorized by Act of the Holders of the Securities of all such affected series. For the purposes of this Section, “Market Exchange Rate” shall mean the average daily rate of exchange for the Foreign Currency in Dollars quoted by the Bank of Canada. If such Market Exchange Rate shall not be available for any reason with respect to such Foreign Currency, the Trustees shall use, at the direction of the Issuer and without liability on the part of the Trustees, such quotation by a comparable financial publication in general circulation as of the most recent available date, or quotations or rates of exchange from one or more major banks in Toronto, Canada or in the country of issue of the Foreign Currency in question, or such other quotations or rates of exchange as the Issuer shall direct. The provisions of this paragraph shall also apply in connection with any other action taken by the Holders pursuant to the terms of this Indenture, including without limitation any action under Section 6.2.

All decisions and determinations of the Trustees regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Issuer, the Guarantors and all Holders.

ARTICLE 2

SECURITY FORMS

2.1	Forms Generally.

The Securities of each series shall be in substantially the form established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by a director or officer (or equivalent) of the Issuer and delivered to the Trustees at or prior to the delivery of the Issuer Order contemplated by Section 3.3 for the authentication and delivery of such Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

2.2	Form of Trustees’ Certificate of Authentication.

The Trustees’ certificate of authentication shall be authenticated by the U.S. Trustee, acting as Authenticating Agent as appointed in an indenture supplemental hereto (subject to compliance with applicable Trust Indenture Laws), or by any Authenticating Agent appointed pursuant to Section 7.17, and shall be in substantially the following form:

“This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

, As [Trustee] [Authenticating Agent]

By
Authorized Officer

Dated: ”

ARTICLE 3

THE SECURITIES

3.1	Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution of the Issuer and consented to in writing by the Partnership, subject to Section 3.3, set forth or determined in the manner provided in an Officer’s Certificate of the Issuer, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a)	the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(b)

any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 3.4, 3.5, 3.6, 10.6 or 12.7 and except for any Securities which, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder);

(c)

the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(d)	the date or dates, if any, on which the principal of any Securities of the series is payable, or otherwise indicate that such Securities are perpetual;

(e)

the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

(f)	the place or places where the principal of and any premium and interest on any Securities of the series shall be payable;

(g)

the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Issuer and, if other than by a Board Resolution, the manner in which any election by the Issuer to redeem the Securities shall be evidenced;

(h)

the obligation, if any, of the Issuer to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(i)	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

(j)

if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

(k)

if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 1.1;

(l)

if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Issuer or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(m)

if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.2;

(n)	if the principal amount payable at the Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon the Maturity or which shall be deemed to be Outstanding as of any date prior to the Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(o)

if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 14.2 or Section 14.3 or both such Sections and, if other than by a Board Resolution, the manner in which any election by the Issuer to defease such Securities shall be evidenced;

(p)

if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Securities and any circumstances in addition to or in lieu of those set forth in Section 3.5.2 in which any such Global Securities may be exchanged in whole or in part for Securities registered, and any transfer of such Global Securities in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Securities or a nominee thereof;

(q)	any addition to or change in the Events of Default which applies to any Securities of the series;

(r)	any addition to or change in the covenants set forth in Article 11 (subject to compliance with Trust Indenture Laws) which applies to Securities of the series;

(s)	whether the Securities of such series and/or the guarantees thereof are subject to subordination and the terms of such subordination and any related provision;

(t)

if the Securities of the series are to be convertible or exchangeable for any securities of any Person, the terms and conditions upon which such Securities shall be convertible or exchangeable, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

(u)	any applicable terms or conditions related to the addition or removal of any Co-Obligor or any Guarantor (other than the Partnership) in respect of Securities of the series;

(v)	any additional Trustee(s) or Agent(s) applicable to the Securities of the series; and

(w)	any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.3) set forth, or determined in the manner provided, in the Officer’s Certificate referred to above or in any such indenture supplemental hereto. All

Securities of any series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution, Officer’s Certificate or supplemental indenture.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by a director or officer (or equivalent) of the Issuer and delivered to the Trustees at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series.

3.2	Denominations.

Unless otherwise provided in accordance with Section 3.1, the Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 3.1. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

3.3	Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Issuer by any director or officer (or equivalent) of the Issuer. The signature of any of these officers on the Securities may be manual or by facsimile, e-mail or other electronic means.

Securities bearing the manual, facsimile or electronic signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series executed by the Issuer to the U.S. Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities, and the U.S. Trustee shall authenticate and deliver such Securities in accordance with such Issuer Order. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 2.1 and 3.1, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the U.S. Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon (in addition to the compliance certificate(s) and opinion(s) provided for in Section 1.2), an Opinion of Counsel stating:

(a)

if the form of such Securities has been established by or pursuant to a Board Resolution as permitted by Section 2.1, that such form has been established in conformity with the provisions of this Indenture; and

(b)

that such Securities, when authenticated and delivered by the Trustees and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Such Opinion of Counsel may be combined with any Opinion of Counsel required to be delivered in connection with Section 1.2.

If such form or terms have been so established, the U.S. Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the U.S. Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the U.S. Trustee.

Notwithstanding the provisions of Section 3.1 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 3.1 or the Issuer Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication or, in the case of the original issuance of the Securities of a series, the date of original issuance of such Securities, as the case may be. If any additional Securities of a series (“Additional Securities”) issued after the date of original issuance of Securities of such series (“Original Securities”) are not fungible with such Original Securities for U.S. federal income tax purposes, then such Additional Securities shall be issued with a separate CUSIP or ISIN number so that they are distinguishable from the Original Securities.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the U.S. Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Security to the Trustees for cancellation as provided in Section 3.9, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

3.4	Temporary Securities.

Pending the preparation of definitive Securities of any series, the Issuer may execute, and upon receipt of the Issuer Order the U.S. Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Issuer will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Issuer in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Issuer shall execute and the U.S. Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

3.5	Registration, Registration of Transfer and Exchange.

The Issuer shall keep or shall cause to be kept at the Corporate Trust Office of the U.S. Trustee a Securities register (the register maintained in such office and in any other office or agency of the Issuer in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Securities and of transfers of Securities. The Issuer may appoint one or more “Security Registrars” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of a series at the office or agency of the Issuer in a Place of Payment for that series, the Issuer shall execute, and the U.S. Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the U.S. Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Trustees) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed, by the Holder thereof or his, her or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 10.6 or 12.7 not involving any transfer.

If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Issuer shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 12.3 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The provisions of Sections 3.5.1, 3.5.2, 3.5.3 and 3.5.4 below shall apply only to Global Securities:

3.5.1    Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

3.5.2    Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, and a successor securities depositary is not obtained, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security, (C) the Issuer determines, in its sole discretion, that the Securities of such series shall no longer be represented by such Global Security and executes and delivers to the Trustees an Issuer Order that such Global Security shall be so exchangeable and the transfer thereof so registerable or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 3.1.

3.5.3    Subject to Section 3.5.2 above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

3.5.4    Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 3.4, 3.6, 10.6 or 12.7 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

The Trustee, Security Registrar and transfer agent shall have no obligation or duty to monitor, determine or inquire as to the Issuer’s compliance with any restrictions on transfer or exchange imposed under this Indenture or under applicable law with respect to any transfer or exchange of any interest in any Security (including any transfers between or among participants or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

3.6	Mutilated, Destroyed, Lost and Stolen Securities.

If any Security issued and certified hereunder becomes mutilated or is lost, destroyed or stolen, the Issuer, in its discretion, may issue, and thereupon the U.S. Trustee shall certify and deliver, a replacement Security of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Security or in lieu of and in substitution for such lost, destroyed or stolen Security. The substituted Security shall be substantially in a form reasonably approved by the Issuer and the Trustees and shall be entitled to the benefit hereof and rank equally in accordance with its terms with all other Securities. The applicant for a replacement Security shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Issuer and the Trustees such evidence of ownership and of the loss, destruction or theft of the Security so lost, destroyed or stolen as shall be satisfactory to each of the Issuer and the Trustees in their discretion, and such applicant shall also furnish an indemnity and surety bond, in amount and form satisfactory to each of the Issuer and the Trustees in their discretion, and shall pay the reasonable charges and expenses of the Issuer and the Trustees in connection therewith. Any instructions by the Issuer to the Trustees under this section shall include such indemnity for the protection of the Trustees as the Trustees may reasonably require.

Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustees) connected therewith.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

3.7	Payment of Interest; Interest Rights Preserved.

Unless otherwise provided in accordance with Section 3.1 for the Securities of any series, payments of principal of (and premium, if any) and interest on any Security will be made at the Corporate Trust Office of the U.S. Trustee and the office or agency of the Issuer maintained for that purpose in New York, New York or Toronto, Ontario, except that at the option of the Issuer payment of interest may be made by (a) check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (b) wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register.

Except as otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in Section 3.7.1 or 3.7.2 below:

3.7.1    The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustees in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Issuer shall deposit with the U.S. Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the U.S. Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as is provided for in this clause. Thereupon the U.S. Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the U.S. Trustee of the notice of the proposed payment. The U.S. Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 1.6, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Section 3.7.2.

3.7.2    The Issuer may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the U.S. Trustee of the proposed payment pursuant to this Section, such manner of payment shall be deemed practicable by the U.S. Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

3.8	Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Issuer, the Trustees and any agent of the Issuer or the Trustees may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 3.7) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuer, the Trustees nor any agent of the Issuer or the Trustees shall be affected by notice to the contrary.

3.9	Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the U.S. Trustee, be delivered to the U.S. Trustee and shall be promptly cancelled by it. The Issuer may at any time deliver to the U.S. Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the U.S. Trustee (or to any other Person for delivery to the Trustees) for cancellation any Securities previously authenticated hereunder which the Issuer has not issued and sold, and all Securities so delivered shall be promptly cancelled by the U.S. Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the U.S. Trustee shall be disposed of as directed by an Issuer Order.

3.10	Computation of Interest.

Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months. The yearly rate of interest for any period of less than one year to which interest at a stated rate computed on the basis of a year of 360 days consisting of twelve 30-day months is equivalent is the stated rate multiplied by a fraction of which (a) the numerator is the product of (i) the actual number of days in the calendar year in which the first day of the relevant period falls and (ii) the sum of (A) the product of (x) 30 and (y) the number of complete months elapsed in the relevant period and (B) the actual number of days elapsed in any incomplete month in the relevant period, and (b) the denominator is the product of (i) 360 and (ii) the actual number of days in the relevant period.

3.11	Affiliate Purchase in Lieu of Redemption or Repayment on Maturity.

Except as otherwise provided in respect of a series of Securities, notwithstanding the other provisions of this Indenture, the Issuer may, by providing notice to the Trustees at least two Business Days prior to the Redemption Date or Maturity of any Securities, as applicable, elect to have one or more Affiliates of the Issuer or any Guarantor purchase all, but not less than all, of the Securities so to be redeemed or repaid at a price equal to the Redemption Price (excluding accrued and unpaid interest), in the case of Securities called for redemption, or at a price equal to the principal amount, in the case of Securities otherwise coming due at Maturity (in each case, the “Repayment Price”); provided that any accrued and unpaid interest thereon will be paid by the Issuer. Upon payment therefor of an amount equal to the Repayment Price, and payment by the

Issuer of the accrued interest and premium, if any, such Securities shall be cancelled by the U.S. Trustee and a new certificate in the name of such Affiliate will be issued by the U.S. Trustee upon receipt by the Trustees of an Issuer Order, provided however, that such cancellation and reissuance of certificates shall be deemed not to represent a novation of the debt represented by such Securities, but rather such Securities shall be deemed transferred to such Affiliate and such debt shall continue to remain outstanding on the same terms subject to such modifications, if any, as may be agreed by the Issuer and such Affiliate in writing. Such Affiliate shall not be permitted to vote such Securities in connection with any matter put before Holders for approval, unless 100% of the Securities of each series entitled to be voted in respect of such matter are held by the Issuer, the Guarantors or their respective Affiliates. Should such Affiliate and the Issuer, if applicable, fail to make full payment of the Repayment Price on Maturity, then such Securities shall become due and payable as otherwise provided for but for this Section 3.11. The Trustees may request, and the Issuer and its counsel shall provide upon such request, any additional supporting documentation in connection with this Section 3.11, including but not limited to an Opinion of Counsel addressed to the Trustees in support of the Affiliate purchase herein described.

ARTICLE 4

SATISFACTION AND DISCHARGE

4.1	Satisfaction and Discharge of Indenture.

This Indenture (including the Issuer and each Guarantor’s obligations hereunder) shall upon Issuer Request cease to be of further effect, and the Trustees, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a)	either

(i)

all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 11.3) have been delivered to the U.S. Trustee for cancellation; or

(ii)	all such Securities not theretofore delivered to the U.S. Trustee for cancellation

(A)	have become due and payable, or

(B)	will become due and payable at their Maturity within one year, or

(C)	are to be called for redemption within one year under arrangements satisfactory to the Trustees for the giving of notice of redemption by the Trustees in the name, and at the expense, of the Issuer, and the Issuer, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the U.S. Trustee as trust funds in trust for the purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the U.S. Trustee for cancellation, for principal and any premium and interest (except in the case of any Securities that do not have a Stated Maturity) to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity or Redemption Date, as the case may be;

(b)	the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(c)

the Issuer has delivered to the Trustees an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the issuance of temporary Securities provided for in Section 3.4, the rights of registration of transfer or exchange of Securities provided for in Section 3.5, the provisions of Section 3.6, the indemnity provided in the last paragraph of Section 7.5, the obligations of the Issuer to the Trustees under Section 7.10, the obligations of the Trustees to any Authenticating Agent under Section 7.17 and, if money shall have been deposited with the U.S. Trustee pursuant to subclause (ii) of section (a) above, the obligations of the Trustees under Section 4.2 and the last paragraph of Section 11.3 shall survive.

4.2	Application of Trust Money.

Subject to the provisions of the last paragraph of Section 11.3, all money deposited with the U.S. Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the U.S. Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the U.S. Trustee.

ARTICLE 5

GUARANTEES

5.1	Guarantee.

Each Guarantor hereby fully and unconditionally guarantees in favor of the Holders of a series of Securities the due and prompt payment of all Obligations under this Indenture related to such Securities when and as the same shall become due and payable, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms of such Securities and this Indenture; provided that each such full and unconditional guarantee by any Subsidiary Guarantor is subject to Section 5.6. In case of the failure of the Issuer (which, for all purposes of this Article 5, shall include any Co-Obligor) punctually to pay any such Obligation when due, each Guarantor hereby agrees to cause any such payment to be made promptly when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer. Each Guarantor agrees that its obligations hereunder shall be as if it were principal debtor and not merely as surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Security of any series or this Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of any Security of any series or the Trustees, or any other reason set out in Section 5.4, or otherwise any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor (except as expressly set forth in this Indenture, which for the avoidance of doubt, is limited to the payment in full of the principal of (and premium, if any) and interest on the Securities of a series or pursuant to Article 14). Each Guarantor’s guarantee shall be a continuing guarantee of the payment of all such Obligations and shall apply to and secure any ultimate balance thereof due or remaining unpaid. This guarantee herein shall not be considered as wholly or partially satisfied by the intermediate payment or satisfaction at any time of all or any part of such Obligations.

5.2	Demand.

Each Guarantor shall, on demand by the Trustees, forthwith pay to the Trustees all Obligations related to such Securities for which such demand was made. The Trustees shall not be bound to make any demand on or to seek or exhaust its recourse against the Issuer or any other Person before being entitled to demand payment from a Guarantor with respect to such Obligations and enforce its rights under this Indenture against such Guarantor. Each Guarantor hereby renounces all benefits of discussion and division and waives diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any Security or the indebtedness evidenced thereby or with respect to any sinking fund payment required pursuant to the terms of a Security issued under this Indenture and all demands whatsoever, and covenants that its guarantee will not be discharged with respect to any Security except by payment in full of the principal of (and premium, if any) and interest on such Security or pursuant to Article 14. This guarantee constitutes a guarantee of payment and not of collection.

5.3	Trustee Statement.

The statement in writing of the Trustees as to the amount payable by a Guarantor with respect to the Securities of any series shall be binding upon such Guarantor, conclusive against it in the absence of manifest error.

5.4	Liability of Guarantors Absolute.

Subject to Section 5.6, the liability of each Guarantor hereunder in respect of any Obligations shall be absolute and unconditional and shall not be discharged, diminished or in any way affected by:

(a)	any sale, transfer or assignment by any Holder of any Securities or any right, title, benefit or interest of a Holder therein or thereto;

(b)

any amalgamation, merger, consolidation or reorganization of the Issuer, such Guarantor or the Trustees, or any continuation of the Issuer, such Guarantor or the Trustees from the statute under which it now or hereafter exists to another statute, whether under the laws of the same jurisdiction or another jurisdiction;

(c)

any change in the name, business, objects, capital structure, ownership, constating documents, by-laws or resolutions of any of the Issuer, such Guarantor or the Trustees, including without limitation any transaction (whether by way of transfer, sale or otherwise) whereby all or any part of the undertaking, property and assets of the Issuer, such Guarantor or the Trustees becomes the property of any other Person;

(d)

any Proceedings of or affecting the Issuer, such Guarantor, the Trustees or any other Person, and any court order made or action taken by any of the Issuer, such Guarantor, the Trustees or any other Person under or in connection with any Proceeding, whether or not the Proceeding, order or action results in any of the matters described in Section 5.5 occurring with or without the consent of the Trustees;

(e)

any partial payment by the Issuer, or any release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to any Securities to be performed or observed by the Issuer;

(f)

the extension of time for the payment by the Issuer of all or any portion of the Obligations or the extension of time for the performance of any other obligation under, arising out of, or in connection with any Securities or this Indenture;

(g)

any failure, omission, delay or lack of diligence on the part of the Trustees or any Holder to enforce, assert or exercise any right, privilege, power or remedy conferred on such Person by this Indenture or pursuant to the terms of any Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

(h)	any defense, counterclaim or right of set-off available to the Issuer; and

(i)

any other circumstance which might otherwise constitute in whole or in part a defense available to, or a discharge of, such Guarantor, the Issuer or any other Person in respect of the Obligations or the liability of such Guarantor in respect of any series of Securities (except as expressly set forth in this Indenture, which for the avoidance of doubt, is limited to the payment in full of the principal of (and premium, if any) and interest on the Securities of a series or pursuant to Article 14).

5.5	Dealings by the Trustees.

The U.S. Trustee may from time to time in their absolute discretion, and shall when directed by the requisite number or percentage of Holders, in each case in accordance with and subject to the limitations set out in this Indenture, without discharging, diminishing or in any way affecting the liability of any Guarantor hereunder:

(a)	enforce or take action under or abstain from enforcing or taking action under this Indenture or any other agreement;

(b)

renew all or any part of any Obligations or grant extensions of time or any other indulgences to the Issuer or any Guarantor or any other Person liable directly or as surety for all or any part of any Obligations;

(c)

accept or make any compromises or arrangements with or release, discharge or otherwise deal with or abstain from dealing with the Issuer or any other Guarantor or any other Person liable directly or as surety for all or any part of any Obligations;

(d)

apply all money at any time received from the Issuer in respect of the Obligations upon such part of the Obligations as the U.S. Trustee may see fit or change any such application in whole or in part from time to time as they may see fit;

(e)	in whole or in part prove or abstain from proving a claim in any Proceedings of or affecting the Issuer or any other Person; and

(f)	agree with the Issuer, any other Guarantor or any other Person to do anything described in Sections 5.5(a) to 5.5(e),

whether or not any of the matters described above occur alone or in connection with one or more other such matters.

5.6	Release of Subsidiary Guarantors.

Unless otherwise specified in respect of any series of Securities, the guarantee of a Guarantor (other than the Partnership) will be released with respect to a series of Securities under this Article 5 without any further action required on the part of the Trustee, any Agent or any Holder:

(a)

upon (i) the sale or other disposition (including by way of consolidation, merger, dissolution or otherwise) of the Capital Stock of such Guarantor such that it is no longer a subsidiary of the Partnership or (ii) the sale or other disposition of all or substantially all of the assets of such Guarantor;

(b)	if so provided in a supplemental indenture in respect of a series of Securities issued hereunder; or

(c)

if the Issuer exercises its Defeasance option or its Covenant Defeasance option with respect to such series of Securities in accordance with Article 14 hereof or if the Issuer’s obligations with respect to such series of Securities are discharged in accordance with the terms of Article 4.

5.7	Contribution.

Each Guarantor that makes a payment pursuant to this Article 5 shall be entitled upon payment in full of all Obligations to contribution from each of the other Guarantors, as applicable, in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with IFRS.

ARTICLE 6

REMEDIES

6.1	Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) unless otherwise provided with respect to a series of Securities pursuant to Section 3.1:

(a)	default in the payment of the principal (including any Additional Amounts) of or any premium on any Security of that series when due at Maturity; or

(b)	default in the payment of any interest (including any Additional Amounts) upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(c)

default in the performance, or breach, of any covenant or warranty of the Issuer or a Guarantor in respect of the Securities of that series in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer and the Guarantors by the Trustees or to the Issuer, such Guarantors and the Trustees by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(d)

(i) an event where a decree or order of a court having jurisdiction is entered in respect of the bankruptcy or insolvency of the Issuer or the Partnership under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous laws, or ordering the winding-up or liquidation of the affairs of the Issuer or the Partnership and any such decree or order continues unstayed and in effect for a period of 60 days; (ii) an event where a resolution of shareholders or unitholders of the Issuer or the Partnership, as applicable, is passed for the winding-up or liquidation of the Issuer or the Partnership, except in the course of carrying out or pursuant to a Transaction in respect of which the conditions under Section 9.1 have been duly observed and performed; or (iii) an event where the Issuer or the Partnership institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to or does not oppose the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to or does not oppose the filing of any such petition, or if the Issuer or the Partnership makes a general assignment for the benefit of creditors, and any such proceeding, decree or order continues unstayed and in effect for a period of 60 days; or

(e)	any other Event of Default provided with respect to Securities of that series.

6.2	Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 6.1(d)) with respect to Securities of any series at the time Outstanding occurs and is continuing (and only in such circumstance), then in every such case the U.S. Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) to be due and payable immediately, by a notice in writing to the Issuer and the Guarantors in respect of such series (and to a Responsible Officer of each Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 6.1(d) with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the U.S. Trustee or any Holder, become immediately due and payable. Other than pursuant to certain redemption events specified in the terms of Securities issued hereunder in accordance with Article 12 of this Indenture, the Issuer or the Partnership, as applicable, shall become obligated to pay accrued and unpaid interest at the time of the distribution of the assets of the Issuer or the Partnership, as applicable, arising from an Event of Default specified in Section 6.1(d).

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the U.S. Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to (1) the Issuer and/or the Guarantors and (2) the Trustees, may rescind and annul such declaration and its consequences if:

(a)	the Issuer and/or such Guarantors has paid or deposited with the U.S. Trustee a sum sufficient to pay:

(i)	all overdue interest on all Securities of that series;

(ii)

the principal of (and premium, if any, on) any Securities of that series which has become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities;

(iii)	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities; and

(iv)	all sums paid or advanced by the Trustees hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustees, each of their agents and counsel;

and

(b)

all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

6.3	Collection of Indebtedness and Suits for Enforcement by the U.S. Trustee.

The Issuer and the Guarantors covenant that if:

(a)	default is made in the payment of any interest on any such Security when such interest becomes due and payable and such default continues for a period of 30 days; or

(b)	default is made in the payment of the principal of (or premium, if any, on) any such Security at the Maturity thereof,

they will, upon demand of the U.S. Trustee, pay to the U.S. Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustees, each of their agents and counsel.

If an Event of Default with respect to Securities of any series occurs and is continuing, the U.S. Trustee may in its discretion proceed to protect and enforce their rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the U.S. Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

6.4	Trustees May File Proofs of Claim.

In the case of a default under Section 6.1(a) or 6.1(b), the Trustees may recover judgment in their own names and as trustees of an express trust against the Issuer and/or the Guarantors for the whole amount then due and payable. In case of any judicial proceeding relative to the Issuer or the applicable Guarantors (or any other obligor upon such Securities), its property or its creditors, the Trustees shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Laws in order to have claims of the Holders and the Trustees allowed in any such proceeding. In particular, the Trustees shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustees and, in the event that the Trustees shall consent to the making of such payments directly to the Holders, to pay to the Trustees any amount due to them for the reasonable compensation, expenses, disbursements and advances of the Trustees, their agents and counsel, and any other amounts due to the Trustees under Section 7.10.

No provision of this Indenture shall be deemed to authorize the Trustees to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization. arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustees to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustees may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

6.5	U.S. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the U.S. Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the U.S. Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustees, their agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

6.6	Application of Money Collected.

Any money collected by the Trustees pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustees and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustees under Section 7.10; and

SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively.

6.7	Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)	such Holder has previously given written notice to the Trustees of a continuing Event of Default with respect to the Securities of that series;

(b)

the Holders of not less than 25% in principal amount of the Outstanding Securities of that series, in the case of any Event of Default (other than an Event of Default specified in Section 6.1(d)), or, in the case of any Event of Default described in Section 6.1(d), the Holders of not less than 25% in principal amount of all Outstanding Securities, shall have made written request to the Trustees to institute proceedings in respect of such Event of Default in its own name as U.S. Trustee hereunder;

(c)	such Holder or Holders have offered to the Trustees indemnity satisfactory to the Trustees against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)	the U.S. Trustee for 60 days after their receipt of such notice, request and offer of indemnity have failed to institute any such proceeding; and

(e)

no direction inconsistent with such written request has been given to the Trustees during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

6.8	Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.7) interest on such Security (to the extent so provided by the terms thereof) at Maturity of such Security and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

6.9	Restoration of Rights and Remedies.

If either Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantors, the Trustees and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustees and the Holders shall continue as though no such proceeding had been instituted.

6.10	Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustees or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

6.11	Delay or Omission Not Waiver.

No delay or omission of the Trustees or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustees or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustees or by the Holders, as the case may be.

6.12	Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustees, or exercising any trust or power conferred on the Trustees, with respect to the Securities of such series, provided that:

(a)	such direction shall not be in conflict with any rule of law or with this Indenture, and

(b)	the Trustees may take any other action deemed proper by the Trustees which is not inconsistent with such direction.

6.13	Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may by Act on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default:

(a)	in the payment of the principal of or any premium or interest on any Security of such series, or

(b)	in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

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Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

6.14	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustees for any action taken, suffered or omitted by them as Trustees, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Laws; provided that neither this Section nor the Trust Indenture Laws shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Issuer or any Guarantor, and provided further that this Section does not apply to a suit instituted by the Trustees, a suit instituted by a Holder pursuant to Section 6.8 or a suit by instituted Holders of more than 10% in aggregate principal amount of the Securities of a series on or after the Maturity for such Securities.

6.15	Waiver of Usury, Stay or Extension Laws.

Each of the Issuer and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect its covenants or the performance of its obligations under this Indenture; and each of the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustees pursuant to this Indenture, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

THE TRUSTEES

7.1	Certain Duties and Responsibilities.

(a)    Each Trustee hereby accepts the duties and obligations imposed upon it by this Indenture and covenants and agrees to perform the same as herein expressed. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section.

(b)    With respect to the Canadian Trustee, in the exercise of powers and discharge of the duties prescribed or conferred by the terms of this Indenture, the Canadian Trustee shall exercise the care, diligence and skill of a reasonably prudent trustee, and shall act honestly and in good faith and with a view to the best interests of the Holders of the Securities. No provision of this Indenture shall be construed to relieve the Canadian Trustee from its duties, except to the extent permitted by Trust Indenture Legislation.

(c)    With respect to the U.S. Trustee, if the U.S. Trustee has knowledge or notice of an Event of Default (subject to clause (d) of this Section 7.1), the U.S. Trustee shall exercise the care, diligence and skill of a reasonably prudent person, and shall act honestly and in good faith and in a commercially reasonable manner and with a view to and in the best interests of the Holders of the Securities. Except during the continuance of an Event of Default:

(i)    the U.S. Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the U.S. Trustee;

(ii)    in the absence of bad faith on its part, the U.S. Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the U.S. Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions specifically required by any provision hereof to be provided to it, the U.S. Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof or any conclusions therein; and the U.S. Trustee shall not be liable for any error of judgment made in good faith by an officer or officers of the U.S. Trustee, unless it shall be conclusively determined by a court of competent jurisdiction that the U.S. Trustee was grossly negligent in ascertaining the pertinent facts;

(iii)    no provision of this Indenture shall be construed to relieve the U.S. Trustee from its duties, except to the extent permitted by the Trust Indenture Act; and

(iv)    the U.S. Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the Issuer and Guarantors given under this Indenture.

(d)    Except in the case of an Event of Default under Section 6.1(d) hereof of which a Responsible Officer of the U.S. Trustee has actual knowledge, the Trustees shall not be deemed to have knowledge or notice of an Event of Default in respect of a series of Securities unless a Responsible Officer of the Trustees shall have received written notice from the Issuer, any other obligor of the Securities of such series or any Holder in respect of such series, which written notice shall describe such Event of Default and state that the notice is a notice of an Event of Default.

7.2	Compliance With Anti-Money Laundering, FATCA and Suppression of Terrorism Legislation.

The Issuer represents to the Trustees that it is entering into this Indenture on its own behalf and not as agent for any third party.

In order to assist the Trustees with their compliance with any requirements of FATCA, the Issuer agrees (i) to use commercially reasonable efforts to provide the Trustees with reasonably available information collected and stored in the Issuer’s ordinary course of business regarding Holders of the Securities (solely in their capacity as such) that is reasonably requested by the Trustees so the Trustees can determine whether they have tax related obligations under FATCA, (ii) that the Trustees shall be entitled to make any withholding or deduction from payments under this Indenture, as supplemented, and the Securities to the extent necessary to comply with any requirements of FATCA and (iii) to hold harmless the Trustees against any liability for, any withholding or deduction made by the Trustees, or any failure by the Trustees to make any withholding or deduction, in each case to the extent such action or failure to act was taken in reliance on the information provided by the Issuer pursuant to subsection (i) of this Section 7.2 or as a result of the Partnership’s failure to provide information pursuant to subsection (i) of this Section 7.2. Nothing in the immediately preceding sentence shall be construed as obligating the Issuer to make any “gross up” payment or similar reimbursement in connection with a payment in respect of which amounts are so withheld or deducted.

The Trustees shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustees, in their sole judgment, determine that such act might cause the Trustees to be in non-compliance with any applicable anti-money laundering or anti-terrorist or economic sanctions legislation, regulation or guideline. Further, should the Trustees, in their sole judgment, determine at any time that their acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist or economic sanctions legislation, regulation or guideline, then the Trustees shall have the right to resign on ten (10) days written notice to the other parties to this Agreement, provided that (i) the Trustees’ written notice shall describe the circumstances of such non-compliance; and (ii) if such circumstances are rectified to the Trustees’ satisfaction within such ten (10) day period, then such resignation shall not be effective.

7.3	Compliance with Privacy Laws.

The parties and the Holders acknowledge that U.S. and Canadian federal and/or state or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to certain obligations and activities under this Indenture. Notwithstanding any other provision of this Indenture, no party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The parties shall, prior to transferring or causing to be transferred personal information to the Trustees, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Trustees shall use commercially reasonable efforts to ensure that their services hereunder comply with Privacy Laws. Specifically, each Trustee agrees, at all times during which the Securities are Outstanding hereunder: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to the Indenture and to comply with applicable laws and not to use it for any other purpose except with the consent of or direction from the Issuer and the Guarantors or the individual involved or as permitted by Privacy Laws; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification. The terms of this Section 7.3 shall automatically terminate one (1) year after the satisfaction and discharge of this Indenture.

7.4	Notice of Defaults.

If a default occurs hereunder with respect to Securities of any series, the Trustees shall give the Holders of Securities of such series notice of such default, within 90 days of the occurrence thereof in the manner and to the extent provided in TIA § 313(c); or within 30 days after the Trustees becomes aware if its occurrence unless the Trustees reasonably believe that it is in the best interests of the Holders of Securities to withhold the notice and so inform the Issuer in writing. Except in the case of a default in the payment of principal of or interest on any Securities, the Trustees may withhold the notice if and so long as a Responsible Officer of each Trustee in good faith determine that withholding the notice is not opposed to the interests of Holders. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

7.5	Certain Rights of the Trustees.

Subject to the provisions of Sections 7.1 and 7.4:

(a)

the Trustees may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties;

(b)

any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution or an Officer’s Certificate;

(c)

whenever in the administration of this Indenture the Trustees shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustees may, in the absence of bad faith on their part, rely upon an Officer’s Certificate or Opinion of Counsel delivered pursuant to Section 1.2;

(d)

the Trustees may employ such agents, counsel, accountants, appraisers or other advisors as they may reasonably require for the proper discharge and determination of their rights and duties hereunder, and may pay reasonable remuneration for all services performed for them in the discharge of the trusts hereof and thereof (including the reasonable disbursements and expenses of any such agents, counsel, accountants, appraisers or other advisors), and the Trustees may act and shall be protected in acting in good faith on the opinion or advice or on information obtained from any such parties and shall not be responsible for any willful misconduct or negligence on the part of any of them. The reasonable costs of such services shall be added to and be part of the Trustees’ fee hereunder;

(e)

the Trustees may act on, and be fully protected in relying on, the opinion or advice of or on information obtained from any notary, valuer, surveyor, engineer, broker, auctioneer, accountant or other expert, whether obtained by the Trustees or by the Issuer or the Guarantors or otherwise;

(f)

the Trustees shall not be liable for any action taken, suffered or omitted by either of them in good faith in accordance with the direction of the required number of Holders relating to the exercise by the Trustees of the rights or powers conferred upon them by this Indenture; provided, however, that the conduct of the Trustees does not constitute willful misconduct or negligence;

(g)

the Trustees shall be under no obligation to exercise any of the rights or powers vested in them by this Indenture or to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustees or the Holders hereunder unless such Holders shall have furnished, when required by notice in writing by the Trustees, sufficient funds to commence or continue such exercise, act, action or proceeding and an indemnity satisfactory to the Trustees to protect and hold harmless the Trustees against the costs, expenses, liabilities, losses and damages which might be incurred or suffered by the Trustees in compliance with such request or direction;

(h)

the Trustees shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustees, in their discretion, may make such further inquiry or investigation into such facts or matters as they may see fit and, if the Trustees shall determine to make such further inquiry or investigation, they shall be entitled to examine the books, records and premises of the Issuer and the Guarantors, personally or by agent or attorney;

(i)

anything in this Indenture or any document related hereto to the contrary notwithstanding, in no event shall the Trustees be liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustees have been advised of the likelihood of such loss or damage and regardless of the form of action; and

(j)

the rights, protections, immunities and indemnities afforded to the Trustees under this Indenture shall also be afforded to the Trustees in any other capacity hereunder, including, without limitation, as an Agent; provided that in and during an Event of Default, only the Trustees, and not any Agent, shall be subject to the prudent person standard.

7.6	Indemnification of the Trustees.

The Issuer and each Guarantor jointly and severally agree to indemnify and hold harmless the Trustees, their directors, officers, agents, representatives, attorneys, and employees (each, an “Indemnitee”) from and against any and all losses, liability, damage, claim (whether asserted by a Guarantor, the Issuer, a Holder or any other person) or expense (including reasonable compensation and expenses and disbursements of each of the Trustees’ counsel), including any such amounts incurred in connection with enforcing the Issuer’s obligations, including its obligation to indemnify the Trustees hereunder (collectively, “Losses”) in connection with or arising out of the administration of this Indenture by the Trustees or the exercise or performance of the Trustees’ rights, duties or powers hereunder, or in connection with the enforcement of any rights of Holders hereunder, in each case, done or made in good faith by the Trustees and in accordance with the standards applicable to the Trustees under this Article 7, and except to the extent such Losses were incurred due to the gross negligence or willful misconduct on the part of such Indemnitee. This provision shall survive the resignation or removal of either or both of the Trustees and the termination or discharge of this Indenture.

7.7	Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the U.S. Trustee’s certificates of authentication, shall be taken as the statements of the Issuer and the Guarantors, and neither the Trustees nor any Authenticating Agent assumes any responsibility for their correctness. The Trustees make no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustees nor any Authenticating Agent shall be accountable for the use or application by the Issuer of Securities or the proceeds thereof. The Trustees shall not be bound to give any notice of the execution hereof.

7.8	May Hold Securities.

Subject to Sections 7.11 and 7.16, the Trustees, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

7.9	Money Held in Trust.

Money held by a Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. Such Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

7.10	Compensation and Reimbursement.

The Issuer agrees:

(a)

to pay to the Trustees from time to time reasonable compensation for all services rendered by them hereunder (including in their capacity as Security Registrar, Authenticating Agent and/or Paying Agent, as applicable), as agreed upon with the Issuer (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

(b)	except as otherwise expressly provided herein, to reimburse the Trustees upon their request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of their agents and counsel, and including any costs of collection), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct.

Any amount due under this Section that remains unpaid for thirty days after request for such payment is made shall bear interest from the expiration of such thirty days at a rate per annum equal to the then current rate charged by the Trustees from time to time, payable on demand. After default, all amounts so payable and the interest thereon shall be payable out of any funds coming into the possession of the Trustees or their successors in the trusts hereunder in priority to any payment of the principal of or interest or premium on the Securities.

7.11	Conflicting Interests.

7.11.1    Each Trustee represents to the Issuer that, to the best of its knowledge and belief, at the date of execution and delivery by it of this Indenture, there exists no material conflict of interest between its role as Trustee hereunder and its role in any other capacity. Each Trustee shall, within 90 days after ascertaining that a material conflict of interest (including, solely with respect to the U.S. Trustee, any “conflicting interest” within the meaning of TIA § 310(b)) exists, either eliminate such conflict of interest or resign in the manner and with the effect specified in Section 7.13.

7.11.2    If, notwithstanding the provisions of Section 7.11.1, a Trustee has such a material conflict of interest, the validity and enforceability of this Indenture and of the Securities issued hereunder shall not be affected in any manner whatsoever by reason only of such material conflict of interest.

7.11.3    If at any time either Trustee fails to comply with the provisions of Section 7.11.1, the Trustees shall within 10 days after the expiration of the 90-day period referred to therein, transmit notice of such failure to the Holders of Securities as required by TIA § 313(c).

7.12	Required Trustee Eligibility.

7.12.1    There shall at all times be a Canadian Trustee and a U.S. Trustee hereunder with respect to the Securities of each series, which may be the Canadian Trustee and the U.S. Trustee hereunder for Securities of one or more other series; provided that if it is no longer necessary or advisable under the Trust Indenture Laws to have both a Canadian Trustee and a U.S. Trustee in connection with this Indenture or one or more series of Securities hereunder, then the Issuer by a Board Resolution may remove either such Trustee that is then no longer so necessary or advisable with respect to the Indenture or one or more series of Securities. The Issuer shall give notice of such removal of a Trustee with respect to the Indenture or one or more series of Securities to all Holders of Securities of such series in the manner provided in Section 1.6. For the avoidance of doubt, all other requirements of Section 7.13 with respect to the removal of a Trustee do not apply to such removal under this Section.

7.12.2    Each Trustee shall be a Person that is eligible pursuant to applicable Trust Indenture Laws to act as such, and shall have a corporate trust office in the United States (in the case of the U.S. Trustee) or Toronto, Ontario (in the case of the Canadian Trustee).

7.12.3    The U.S. Trustee shall at all times satisfy the requirements of TIA § 310(a)(1) and (2), and in accordance with TIA § 310(a)(5), neither the Guarantors nor the Issuer (or any person directly or indirectly controlling, controlled by, or under common control with any of them) shall serve as U.S. Trustee.

7.12.4    For so long as required by Trust Indenture Legislation, the Canadian Trustee shall at all times be organized under the laws of Canada or any province thereof and authorized under the law of Alberta to carry on trust business therein and qualified to act as a trustee for the Securities and the Indenture in accordance with applicable Trust Indenture Legislation, and the U.S. Trustee shall be qualified to act as a trustee for the Securities and the Indenture in accordance with the Trust Indenture Act. If at any time either Trustee shall cease to be eligible in accordance with this Section, it shall immediately notify the Issuer.

7.12.5    The rights, powers, duties and obligations conferred or imposed upon each Trustee shall be conferred or imposed upon all Trustees jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, any such Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by the other Trustee(s) that is or are competent or qualified to perform such act or acts.

7.12.6    If at any time a Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section 7.12, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

7.13	Resignation and Removal; Appointment of Successor.

No resignation or removal of a Trustee (other than a removal pursuant to Section 7.12.1) and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.14.

A Trustee may resign at any time with respect to the Securities of one or more series by giving thirty (30) days’ advance written notice thereof to the Issuer and the Guarantors. If the instrument of acceptance by a successor Trustee required by Section 7.14 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

A Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustees and to the Issuer.

If at any time:

(a)	a Trustee shall fail to comply with Section 7.11 after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months; or

(b)

a Trustee shall otherwise cease to be eligible under Section 7.12 (other than pursuant to Section 7.12.1) and shall fail to resign after written request therefor by the Issuer or by any such Holder; or

(c)

a Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of a Trustee or of its property shall be appointed or any public officer shall take charge or control of a Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer by a Board Resolution may remove such Trustee with respect to all Securities, or (B) subject to Section 6.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself, herself or itself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees. For avoidance of doubt, a Trustee may be removed pursuant to Section 7.12.1 in accordance with the provisions of that Section.

If a Trustee shall resign, be removed (other than pursuant to Section 7.12.1) or become incapable of acting, or if a vacancy shall occur in the office of a Trustee for any cause, with respect to the Securities of one or more series, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series), provided that such successor Trustee or Trustees comply with the eligibility requirements of Section 7.12 and the applicable requirements of Section 7.14. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 7.14, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Issuer. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner required by Section 7.14, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself, herself or itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Issuer shall give notice of each resignation and each removal of a Trustee under this Section 7.13 with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

7.14	Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer, the Guarantors and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuer, the Guarantors, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee(s) co-trustees of the same trust and that each such Trustee shall be trustee of a trust hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuer or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Issuer and the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article, including without limitation, the eligibility requirements of Section 7.12.

7.15	Merger, Conversion, Consolidation or Succession to Business.

Any Person into which a Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which a Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of a Trustee, shall be the successor of such Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, including without limitation, the eligibility requirements of Section 7.12, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

7.16	Certain Trustee Restrictions.

7.16.1     Neither Trustee nor any Affiliate or related person, as defined in the Business Corporations Act (Alberta), to a Trustee shall be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Issuer or the Partnership.

7.16.2     The U.S. Trustee shall comply with the requirements of TIA § 311 regarding preferential collection of claims against the Guarantors and the Issuer.

7.17	Appointment of Authenticating Agent.

The U.S. Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustees to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the U.S. Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by a Trustees or a Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustees by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustees by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, or the laws of Canada or any province thereof, authorized under such laws to act as Authenticating Agent and subject to supervision or examination by U.S. Federal or State authority or a Person organized and doing business under the laws of Canada or any province thereof authorized under such law to act as Authenticating Agent and subject to supervision or examination by governmental authority of its jurisdiction of formation. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Notwithstanding the foregoing, each of the Trustees shall be deemed to be in compliance with the two preceding sentences and shall be deemed to be acceptable to the Issuer to act as Authenticating Agent. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustees or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustees and to the Issuer. The Trustees may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the U.S. Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give notice of such appointment in the manner provided in Section 1.6 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, as agreed upon by the Issuer, the Partnership and such Authenticating Agent.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the U.S. Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

“This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

,

As Authenticating Agent

By

Authorized Officer

Dated:

7.18	Force Majeure.

The Trustees shall not be held liable, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, earthquakes, pandemic, epidemic, governmental action, judicial order, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section, it being understood that the Trustees shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

7.19	Calculations.

The Issuer shall be responsible for making all calculations called for hereunder. The Issuer shall make such calculations in good faith and, absent manifest error, the Issuer’s calculations shall be final and binding on the holders and the Trustees. The Issuer will provide a schedule of its calculations to the Trustees and the Trustees shall be entitled to rely conclusively on the accuracy of such calculations without independent verification

ARTICLE 8

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND ISSUER

8.1	Preservation of Information; Communications to Holders.

The Trustees shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Security Registrar(s). The Guarantors and the Issuer shall comply with any obligations under TIA § 312(a) in connection with furnishing any such information to the Security Registrar.

The Trustees shall provide to any Holder such information with respect to other Holders as is required under any applicable Trust Indenture Laws.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustees, shall be as provided by applicable Trust Indenture Laws, including without limitation in the case of the U.S. Trustee, TIA § 312(b), and with the full protections of TIA § 312(c).

Every Holder of Securities, by receiving and holding the same, agrees with the Issuer and the Trustees that none of the Issuer, the Guarantors nor the Trustees nor any agent of any of them shall be held accountable by reason of the disclosure of such list of the names and addresses of the Holders, regardless of the source from which such information was derived, and that the Issuer, the Guarantors and the Trustees shall not be held accountable by reason of mailing any material pursuant to a request made under the Trust Indenture Act or pursuant to or in compliance with any other Trust Indenture Laws.

8.2	Reports by the Trustees.

The Canadian Trustee shall transmit to Holders such reports concerning the Canadian Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Legislation at the times and in the manner provided pursuant thereto. The U.S. Trustee shall transmit all such reports required pursuant to TIA § 313(a) and (b) to all Persons required to receive such reports pursuant to TIA § 313(c).

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustees with each stock exchange upon which any Securities are listed, with the Commission and with the Issuer. The Issuer will notify the Trustees when any Securities are listed on any stock exchange.

8.3	Reports by Issuer.

The Issuer shall file with the Trustees and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Laws at the times and in the manner provided pursuant thereto; provided that any such information, documents or reports required to be filed with the Commission shall be filed with the Trustees within 15 days after the same is so required to be filed with the Commission.

ARTICLE 9

MERGER, AMALGAMATION, CONSOLIDATION, SALE, LEASE OR CONVEYANCE

9.1	Issuer and Partnership May Consolidate, Etc. Only on Certain Terms.

Neither the Issuer nor the Partnership (in each case for purposes of this Section 9.1, a “Predecessor”) shall enter into any transaction (whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale or otherwise) (a “Transaction”) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person (in each case for purposes of this Section 9.1, a “Successor”) unless:

(a)

the Predecessor and the Successor shall have executed, prior to or contemporaneously with the consummation of such Transaction, such instruments and done such things as, in the Opinion of Counsel, are necessary or advisable to establish that, upon the consummation of such Transaction:

(i)

the Successor will have assumed all the covenants and obligations of the Predecessor under this Indenture in respect of the Securities of every series, and in the case of the Partnership, its guarantee of such Securities; and

(ii)

the Securities of every series will be valid and binding obligations of the Successor, entitling the Holders thereof, as against the Successor, to all the rights of Holders of Securities under this Indenture in respect of the Predecessor; and

(b)

such Transaction shall be on such terms and shall be carried out at such times and otherwise in such manner as shall not be prejudicial to the interests of the Holders of Securities or to the rights and powers of the Trustees hereunder; and

(c)

the Issuer has delivered to the Trustees an Officer’s Certificate and an Opinion of Counsel, each stating that such Transaction and, if a supplemental indenture is required in connection with such Transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such Transaction have been complied with, provided, however, that the provisions of this Section 9.1 shall not be applicable to any transaction by or among the Issuer, the Partnership and/or any one or more of their Subsidiaries.

9.2	Successor Substituted.

Upon any reorganization, reconstitution, consolidation or amalgamation of the Issuer or the Partnership with, or merger of the Issuer or the Partnership with or into, any Successor or any conveyance or transfer of the properties and assets of the Issuer or the Partnership substantially as an entirety in accordance with Section 9.1, the Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Partnership (as applicable) under this Indenture with the same effect as if such Successor had been named as the Issuer or the Partnership (as applicable) herein, and thereafter, the Issuer or the Partnership (as applicable) shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 10

SUPPLEMENTAL INDENTURES

10.1	Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Issuer, when authorized by a Board Resolution or Officer’s Certificate, the Guarantors, and the Trustees, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustees, for any of the following purposes:

(a)

to add limitations or restrictions to be observed upon the amount or issue of Securities hereunder, provided that such limitations or restrictions shall not be materially adverse to the interests of Holders;

(b)

to evidence the succession of another Person to the Issuer or any Guarantor and the assumption by any such successor of the covenants of the Issuer or such Guarantor (as applicable) herein and in the Securities; or

(c)

to evidence the addition of a co-obligor (each, a “Co-Obligor”) or one or more additional Guarantors in respect of any or all series of Securities, as may be permitted in accordance with the terms of such Securities; or

(d)

to add to the covenants of the Issuer or any Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power (but not any obligation, except any obligation concomitant to such right or power) herein conferred upon the Issuer or any Guarantor; or

(e)

to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(f)	to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or

(g)	to secure the Securities pursuant to the requirements of any provision of this Indenture or any indenture supplemental hereto or otherwise; or

(h)	to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1 and, if required, to provide for the appointment of any additional Trustee(s) and/or other Agents; or

(i)

to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.14, and/or by additional agents; or

(j)

to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

(k)

to comply with any requirements of the Trust Indenture Laws, including without limitation in connection with qualifying, or maintaining the qualification of, this Indenture under the Trust Indenture Act; or

(l)

to make any other changes in the provisions of this Indenture which the Issuer may deem necessary or desirable provided that such amendment does not adversely affect the interests of Holders of Securities of any series in any material adverse respect; or

(m)

to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (m) shall not adversely affect in any material respect the interests of the Holders of Securities of any series.

10.2	Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Issuer and the Trustees, the Issuer, when authorized by a Board Resolution, the Guarantors and the Trustees may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a)

change the Stated Maturity of the principal of, or any instalment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the dates or times on which the Securities of a series may be redeemed or repurchased, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.2, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

(b)

reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(c)

modify any of the provisions of this Section 10.2, Section 6.13 or Section 11.6, except to increase any percentage in such provisions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustees” and concomitant changes in this Section and Section 11.6, or the deletion of this proviso, in accordance with the requirements of Sections 7.14 and 10.1(i); or

(d)	release the Partnership from its guarantee under Article 5 of this Indenture.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

10.3	Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustees shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officer’s Certificate and Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustees may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustees’ own rights, duties or immunities under this Indenture or otherwise.

10.4	Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and Holders of all or the affected Securities theretofore or thereafter authenticated and delivered hereunder, as applicable, shall be bound thereby.

10.5	Conformity with Trust Indenture Laws.

Every supplemental indenture executed pursuant to this Article shall conform to the applicable requirements of the Trust Indenture Laws.

10.6	Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustees, bear a notation in form approved by the Trustees as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustees, relying upon the opinion or advice of counsel, and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and the Guarantors, and authenticated and delivered by the Trustees in exchange for Outstanding Securities of such series.

ARTICLE 11

COVENANTS

11.1	Payment of Principal, Premium and Interest.

The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series to the extent payable in accordance with the terms of the Securities and this Indenture.

11.2	Maintenance of Office or Agency.

The Issuer will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities of that series and this Indenture may be served. The Issuer will give prompt written notice to the Trustees of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustees with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustees, and the Issuer hereby appoints the Trustees as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Issuer will give prompt written notice to the Trustees of any such designation or rescission and of any change in the location of any such other office or agency.

11.3	Money for Securities Payments to Be Held in Trust.

If the Issuer shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustees of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Laws, and (unless such Paying Agent is a Trustee) the Issuer will promptly notify the Trustees of its action or failure so to act.

The Issuer will cause each Paying Agent for any series of Securities (unless such Paying Agent is a Trustee as appointed in an indenture supplemental hereto) to execute and deliver to the Trustees an instrument in which such Paying Agent shall agree with the Trustees, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Laws applicable to it as a Paying Agent and (2) during the continuance of any default by the Issuer or any Guarantor (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, the Paying Agent shall give the Trustees notice of such default, and upon the written request of the Trustees, forthwith pay to the Trustees all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustees all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustees upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustees, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustees or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the

Trustees or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustees or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

11.4	Statements by Officers.

So long as any of the Securities are Outstanding, the Issuer and the Partnership shall deliver to the Trustees, within 120 days after the end of each fiscal year of the Issuer and the Partnership, a brief certificate from each of its principal executive, financial or accounting officer as to his or her knowledge of the compliance of the Issuer and the Guarantors with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture) which certificate shall comply with the requirements of TIA § 314(a)(4).

Subject to applicable Trust Indenture Laws, the delivery of such reports, information and documents to the Trustees shall be for informational purposes only and any Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustees are entitled to rely exclusively on an Officer’s Certificate). The Trustees shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants under this Indenture or with respect to any reports or other documents filed with any required governmental agency under applicable law, or its website, or participate in any conference calls.

11.5	Existence.

Subject to Article 9, each of the Issuer and the Partnership will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

11.6	Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 3.1 for Securities of such series, the Issuer may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant established pursuant to Section 3.1(r), 10.1(d) or 10.1(h) for the benefit of the Holders of such series or in Section 11.5, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustees in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE 12

REDEMPTION OF SECURITIES

12.1	Applicability of Article.

Securities of any series which are redeemable at the election of the Issuer before their Stated Maturity (if any) shall be redeemable in accordance with their terms (as contemplated by Section 3.1 for such Securities) and in accordance with this Article.

12.2	Election to Redeem; Notice to the Trustees.

The election of the Issuer to redeem any Securities shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.1 for such Securities. In case of any redemption at the election of the Issuer of less than all the Securities of any series (including any such redemption affecting only a single Global Security), the Issuer shall, at least 60 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustees), notify the Trustees of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Issuer shall furnish the Trustees with an Officer’s Certificate evidencing compliance with such restriction. The Issuer shall provide written notice of any election of redemption to the Trustees no later than three (3) Business Days prior to when notice is due to Holders.

12.3	Selection by Trustees of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustees, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustees shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustees, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

The Trustees shall promptly notify the Issuer in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

12.4	Notice of Redemption.

Except as otherwise specified as contemplated by Section 3.1, notice of redemption shall be given in the manner provided for in Section 1.6 not less than 15 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his, her or its address appearing in the Security Register.

All notices of redemption shall state:

(a)	the Redemption Date;

(b)	the Redemption Price;

(c)

if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed;

(d)

that on the Redemption Date the Redemption Price together with accrued interest to the Redemption Date will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(e)	the place or places where each such Security is to be surrendered for payment of the Redemption Price;

(f)	that the redemption is for a sinking fund, if such is the case; and

(g)

any conditions precedent to redemption; in addition, if such redemption or notice of redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions precedent shall be satisfied and a new Redemption Date will be set by the Issuer in accordance with applicable Depositary or Trustee procedures, or such redemption may not occur and such notice of redemption may be rescinded in the event that any or all such conditions precedent shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed.

Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustees in the name and at the expense of the Issuer and shall be irrevocable, subject to the satisfaction of any conditions precedent.

Any notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was delivered (or delivered electronically if the Notes are held by any Depositary)) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied or waived.

12.5	Deposit of Redemption Price.

Prior to any Redemption Date, the Issuer shall deposit with the U.S. Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 11.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

12.6	Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest to the Redemption Date), and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.1, installments of interest whose Stated Maturity is prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates according to their terms (or, in the case of Defaulted Interest, on the Special Record Date(s)) in accordance with the provisions of Section 3.7.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

12.7	Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuer or the Trustees so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustees duly executed by, the Holder thereof or his, her or its attorney duly authorized in writing), and the Issuer shall execute, and the U.S. Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE 13

SINKING FUNDS

13.1	Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series in accordance with the terms established as contemplated by Section 3.1 for such Securities.

The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment”. If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 13.2. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

13.2	Satisfaction of Sinking Fund Payments with Securities.

Subject to section 13.3, in lieu of making all or any part of any mandatory sinking fund payment with respect to any Securities of any series in cash, the Issuer may, at its option, (a) deliver to the U.S. Trustee Outstanding Securities of a series (other than any previously called for redemption) theretofore purchased or otherwise acquired by the Issuer, and/or (b) receive credit for the principal amount of Securities of such series which have been previously delivered to the U.S. Trustee by the Issuer or for Securities of such series which have been redeemed either at the election of the Issuer pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the U.S. Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

13.3	Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any Securities, the Issuer will deliver to the Trustees an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 13.2 and will also deliver to the U.S. Trustee any Securities to be so delivered. Not less than 60 days prior to each such sinking fund payment date, the U.S. Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 12.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 12.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 12.6 and 12.7.

ARTICLE 14

DEFEASANCE AND COVENANT DEFEASANCE

14.1	Issuer’s Option to Effect Defeasance or Covenant Defeasance.

The Issuer may elect, at its option at any time, to effect defeasance of any Securities or any Series of Securities in accordance with any applicable requirements provided pursuant to Section 3.1 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution.

14.2	Defeasance and Discharge.

Upon the Issuer’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, the Issuer shall be deemed to have been discharged from its obligations, with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 14.4 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustees, at the expense of the Issuer, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 14.4 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the Issuer’s obligations with respect to such Securities under Sections 3.4, 3.5, 3.6, 11.2 and 11.3, (3) the rights, powers, trusts, duties and immunities of the Trustees hereunder, and (4) this Article 14. Subject to compliance with this Article 14, the Issuer may exercise its option (if any) to have this Section applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 14.3 applied to such Securities. Upon the completion of any Defeasance in respect of any Securities, each Guarantor in respect of such series of Securities shall be deemed to have been unconditionally and irrevocably released from all obligations under this Indenture in respect of such Securities, without the need for any notice, document or action.

14.3	Covenant Defeasance.

Upon the Issuer’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, (1) the Issuer shall be released from its obligations under Sections 9.1(b), 9.1(c), 11.4(a), and any covenants provided pursuant to Section 3.1(r), 10.1(d) or 10.1(h) for the benefit of the Holders of such Securities, (2) each Guarantor in respect of such series (other than the Partnership) shall be released from all of its obligations under this Indenture, including pursuant to Article 5, and (3) the occurrence of any event specified in Sections 6.1(c) (with respect to any of Article 5, Sections 9.1(b) and 9.1(c), 11.4(a), and any such covenants provided pursuant to Section 3.1(r), 10.1(d) or 10.1(h)), 6.1(d) and 6.1(e) shall be deemed not to be or result in an Event of Default, in each case with respect to such

Securities as provided in this Section on and after the date the conditions set forth in Section 14.4 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Issuer and the applicable Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 6.1(c)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

14.4	Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 14.2 or Section 14.3 to any Securities or any series of Securities, as the case may be:

(a)

The Issuer shall irrevocably have deposited or caused to be deposited with the U.S. Trustee (or another trustee which satisfies the requirements contemplated by Section 7.12 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money (in the currency in which the Securities of a particular series are denominated) in an amount, or (B) Government Obligations which through the scheduled payments of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money (in the currency in which the Securities of a particular series are denominated) in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustees, to pay and discharge, and which shall be applied by the U.S. Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest (except in the case of any Securities that do not have a Stated Maturity) on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities. As used herein, “Government Obligation” means (x) any security which is (i) a direct obligation of the government which issued, or of the Government of Canada denominated in, the currency in which the Securities of a particular series are denominated for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person the payment of which is unconditionally guaranteed as its full faith and credit obligation by such government, or, if such obligations are denominated in the currency in which the Securities of a particular series are issued, by the Government of Canada, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act or in the Bank Act (Canada)) as custodian with respect to any Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

(b)

In the event of an election to have Section 14.2 apply to any Securities or any series of Securities, the Issuer shall have delivered to the Trustees an Opinion of Counsel qualified to practice law in the United States stating that the Holders of such Securities will not recognize gain or loss for U.S. Federal income tax purposes as a result of the Defeasance and discharge to be effected with respect to such Securities and will be subject to U.S. Federal income tax on the same amount, in the same manner and at the same times as would be the case if such Defeasance and discharge were not to occur.

(c)

In the event of an election to have Section 14.3 apply to any Securities or any series of Securities, as the case may be, the Issuer shall have delivered to the Trustees an Opinion of Counsel qualified to practice law in the United States to the effect that the Holders of such Securities will not recognize gain or loss for U.S. Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to U.S. Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(d)

The Issuer shall have delivered to the Trustees an Opinion of Counsel qualified to practice law in Canada or a ruling from Canada Revenue Agency to the effect that the Holders of Outstanding Securities will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such defeasance or covenant defeasance, as applicable, and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance or covenant defeasance, as the case may be, not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of the Securities include Holders who are not resident in Canada).

(e)

The Issuer shall have delivered to the Trustees an Officer’s Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

(f)

The Issuer shall have delivered an Opinion of Counsel qualified to practice law in the United States to the effect that such deposit shall not cause the Trustees or the trust so created to be subject to the Investment Company Act.

(g)

No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Section 6.1(d), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(h)

The Issuer is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(i)

The Issuer shall have delivered an Opinion of Counsel qualified to practice law in the United States to the effect that such Defeasance or Covenant Defeasance shall not cause the Trustees to have a conflicting interest within the meaning of the Trust Indenture Laws (assuming all Securities are in default within the meaning of such Trust Indenture Laws).

(j)

Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer is a party or by which it is bound.

(k)

The Issuer shall have delivered to the Trustees an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

14.5	Deposited Money and Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 11.3, all money and Government Obligations (including the proceeds thereof) deposited with the U.S. Trustee or other qualifying trustee (solely for purposes of this Section and Section 14.6, the U.S. Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 14.4 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 14.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money or Government Obligations held by it as provided in Section 14.4 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

The Issuer may exercise the Defeasance option notwithstanding its prior exercise of Covenant Defeasance if the Issuer meets the conditions required set forth in Section 14.4.

14.6	Reinstatement.

If the U.S. Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Issuer and the Guarantors have been discharged or released pursuant to Section 14.2 or 14.3 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the U.S. Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 14.5 with respect to such Securities in accordance with this Article 14; provided, however, that if the Issuer makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Issuer shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payments from the money so held in trust.

ARTICLE 15

MEETINGS OF HOLDERS OF NOTES

15.1	Call, Notice and Place of Meetings.

15.1.1    The Trustees may at any time call a meeting of Holders of Securities of all or any one or more series, and the Trustees shall convene a meeting upon receipt of a request of the Issuer or upon receipt of a request in writing to the Trustees by the Holders of not less than 25% in principal amount of the Outstanding Securities of any series, for the purpose of making, giving or taking any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series, to be held at such time and at such place in Toronto, Ontario or City of New York, New York or as the Trustees shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided for in Section 1.6, not less than 21 nor more than 60 days prior to the date fixed for the meeting. The Holders calling a meeting shall (i) reimburse the Trustees for all of their reasonable out-of-pocket expenses relating to the calling and holding of such meeting, and (ii) indemnify and hold harmless the Trustees against any loss, liability or expense that they may incur arising out of or in connection with such meeting, including the costs and expenses of defending the Trustees against any claim or liability in connection with such meeting.

15.1.2    In case at any time the Issuer, pursuant to a Board Resolution, or the Holders of at least 25% in principal amount of the Outstanding Securities of any series shall have requested the Trustees to call a meeting of the Holders of Securities of such series for any purpose specified in Section 15.1.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting (which notice need not include the terms of any resolution to be proposed), and the Trustees shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in The City of New York, New York or Toronto, Ontario for such meeting and may call such meeting for such purposes by giving notice thereof as provided in Section 15.1.1.

15.2	Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities of any series, a Person must be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder of Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustees and the Trustees’ counsel and any representatives of the Issuer, the Guarantors and their counsel.

15.3	Quorum; Action.

15.3.1    The Persons entitled to vote 25% in principal amount of the Outstanding Securities of the applicable series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chair of the meeting prior to the adjournment of such meeting. At the reconvening of any adjourned meeting, the Holders of the Outstanding Securities entitled to vote at such adjourned meeting, present in person or represented by proxy, shall constitute a quorum and shall transact the business for which the meeting was originally convened, notwithstanding that they may not represent at least 25% in principal amount of the Outstanding Securities.

15.3.2    Except as limited by Sections 10.2 and 11.6, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of not less than a majority in principal amount of the Outstanding Securities of such series as are entitled to vote at such meeting; provided, however, that, except as limited by Sections 10.2 and 11.6, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority in principal amount of the Outstanding Securities of a series, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of not less than such specified percentage in principal amount of the Outstanding Securities of such series present at such meeting.

15.3.3    Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related coupons, if any, whether or not present or represented at the meeting.

15.3.4    Notwithstanding the foregoing provisions of this Section 15.3, if any action is to be taken at a meeting of Holders of Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Securities affected thereby, or of the Holders of such series and one or more additional series:

(a)	there shall be no minimum quorum requirement for such meeting; and

(b)

the principal amount of the Outstanding Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

15.4	Determination of Voting Rights; Conduct and Adjournment of Meetings.

15.4.1    Notwithstanding any provisions of this Indenture, the Trustees may make such reasonable regulations as the Trustees may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.4 or other proof.

15.4.2    The Trustees shall, by an instrument in writing appoint a temporary chair of the meeting, which need not be a Holder of Securities, unless the meeting shall have been called by the Issuer or by Holders of Securities as provided in Section 15.1.2, in which case the Issuer or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chair. A permanent chair and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

15.4.3    At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Outstanding Securities of such series held or represented by him, her or it (determined as specified in the definition of “Outstanding” in Section 1.1); provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chair of the meeting to be not Outstanding. The chair of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

15.4.4    Any meeting of Holders of Securities of any series duly called pursuant to Section 15.1 at which a quorum is present may be adjourned from time to time by the Chair with consent of the Holders entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting and voting thereon; and the meeting may be held as so adjourned without further notice.

15.5	Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The chair of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 15.1 and, if applicable, Section 15.3. Each copy shall be signed and verified by the affidavits of the chair and secretary of the meeting and one such copy shall be delivered to the Issuer, and another to the Trustees to be preserved by the Trustees, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

15.6	Instruments in Writing.

All actions that may be taken and all powers that may be exercised by the Holders at any meeting of Holders of Securities of any series may also be taken and exercised by an instrument in writing signed in one or more counterparts by Holders representing not less than a majority in principal amount of the Outstanding Securities of such series as are entitled to vote at such meeting; provided, however, that, except as limited by Sections 10.2 and 11.6, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may also be taken and exercised by an instrument in writing signed in one or more counterparts by the Holders of not less than such specified percentage in principal amount of the Outstanding Securities of such series as are entitled to vote at such meeting.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

BROOKFIELD INFRASTRUCTURE FINANCE ULC

By:	/s/ [●]
Name: [●] Title: [●]

BROOKFIELD INFRASTRUCTURE PARTNERS L.P., by its general partner, BROOKFIELD INFRASTRUCTURE PARTNERS LIMITED

By:	/s/ [●]
Name: [●] Title: [●]

BROOKFIELD INFRASTRUCTURE L.P., by its managing general partner, BROOKFIELD INFRASTRUCTURE PARTNERS L.P., by its general partner, BROOKFIELD INFRASTRUCTURE PARTNERS LIMITED

By:	/s/ [●]
Name: [●] Title: [●]

BIP BERMUDA HOLDINGS I LIMITED

By:	/s/ [●]
Name: [●] Title: [●]

[Signature Page—BIP Finco Base Indenture (U.S.)]

BROOKFIELD INFRASTRUCTURE HOLDINGS (CANADA) INC.

By:	/s/ [●]
Name: [●] Title: [●]

BROOKFIELD INFRASTRUCTURE US HOLDINGS I CORPORATION

By:	/s/ [●]
Name: [●] Title: [●]

BIPC HOLDINGS INC.

By:	/s/ [●]
Name: [●] Title: [●]

[Signature Page—BIP Finco Base Indenture (U.S.)]

COMPUTERSHARE TRUST COMPANY, N.A., as U.S. Trustee

By:	/s/ [●]
Name: [●] Title: [●]

[Signature Page—BIP Finco Base Indenture (U.S.)]

COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian Trustee

By:	/s/ [●]
Name: [●] Title: [●]

[Signature Page—BIP Finco Base Indenture (U.S.)]